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                                                                   Exhibit 10.21


                              ACQUISITION AGREEMENT

         AGREEMENT, dated this 16th day of August, 1999, by and between Mill Bridge, Inc., a Delaware corporation ("Seller"), LaB Investing Co. L.L.C., a New York limited liability company ("Purchaser"), LaBranche & Co Inc., a Delaware corporation ("Newco"), and, for purposes of Section 6 hereof, LaBranche & Co., a New York limited partnership ("LaBranche").

         WHEREAS, Purchaser is the general partner of LaBranche;

         WHEREAS, LaBranche has taken steps to complete an ownership restructuring (the "Restructuring") involving the organization of Newco, which will hold 100% of the equity interest in LaBranche ("Newco"), and an initial public offering of the shares of stock of Newco (the "IPO") to occur simultaneously with the Restructuring;

         WHEREAS, Seller is a limited partner of LaBranche and owns an interest in capital and an approximately 14.2% interest in the profits and losses of LaBranche (the "LP Interest"), but does not intend to participate in the IPO and become a stockholder of Newco;

         WHEREAS, Seller has previously agreed to sell, and Purchaser has previously agreed to acquire, the entire LP Interest (including the balance in Seller's capital account with LaBranche, but excluding Seller's share of the undistributed net profits of LaBranche for the portion of the 1999 fiscal year ending on the date of the closing of the transactions contemplated hereby (the "Closing")); and

         WHEREAS, Seller and Purchaser wish to formalize the terms and conditions of their agreement by hereinafter setting forth such terms and conditions.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows (with all capitalized terms used herein and not otherwise defined herein having the respective meanings ascribed thereto in the Amended and Restated Articles of Partnership of LaBranche, as amended to the date hereof (the "Partnership Agreement")):

         1.   PURCHASE AND SALE OF THE LP INTEREST.

              (a) On the date of, and immediately after, the closing of the IPO (the "Closing Date") and subject to the terms and conditions hereof, Seller shall sell, assign, transfer, convey and deliver to Purchaser, and Purchaser will acquire from Seller, the LP Interest for an aggregate purchase price of $90,000,000, of which (i) $74,000,000 shall be payable by wire transfer of immediately available funds to the order of Seller, and (ii) $16,000,000 shall be payable by Purchaser's delivery to Seller of Newco's $16,000,000 note (the "Note") substantially in the form attached as EXHIBIT A hereto (collectively, the "Purchase Price"). The Note shall provide for the payment of interest at a rate equal to the actual stated interest rate that is payable under, and shall rank PARI PASSU with, the Senior Notes due 2004 in the aggregate principal amount of up to $100,000,000 which Newco intends to issue as of the Closing Date.


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              (b)  Within a reasonable period of time after the Closing Date,
Purchaser shall cause LaBranche to determine the amount of LaBranche's net profit or net loss for the portion of its 1999 fiscal year ending on the Closing Date and, within fifteen (15) days after such determination, shall cause LaBranche to pay to Seller an amount equal to Seller's share of any previously undistributed net profit of LaBranche for the portion of the 1999 fiscal year ending on the Closing Date. On the Closing Date, Purchaser also shall cause LaBranche to pay to Van der Moolen USA, Inc., an affiliate of Seller ("VDM"), by wire transfer of immediately available funds, the sum of $5,000,000 plus the amount of any accrued but unpaid interest in full satisfaction of LaBranche's obligations under that certain Cash Subordination Agreement in the principal amount of $5,000,000, dated as of December 30, 1996, between LaBranche and Seller, which was assigned to VDM by Seller pursuant to an Assignment and Assumption of Cash Subordination Agreement made as of December 31, 1997 between Seller and VDM.

         2. PRE-CLOSING CONDITIONS. Purchaser's and Seller's mutual obligations to consummate the transactions contemplated hereby will be subject to the conditions that (i) the IPO shall have been consummated on or before December 31, 1999, and (ii) no injunction or order shall be in effect prohibiting consummation of the transactions contemplated hereby or which would make the consummation of such transactions unlawful, and no action or proceeding shall have been instituted and remain pending before a court, governmental body or regulatory authority or shall be threatened to restrain or prohibit such transactions.

         3. SELLER'S REPRESENTATIONS AND WARRANTIES. Seller hereby represents and warrants to Purchaser as follows:

              (a) except as otherwise provided in the Partnership Agreement, upon the transfer of the LP Interest under this Agreement to Purchaser, Purchaser will acquire good and marketable title to the LP Interest free and clear of any pledge, security interest or other encumbrance, or any restriction or claim;

              (b) Seller has good and marketable title to the LP Interest, and there are no options, warrants, calls, commitments or agreements of any type to which Seller is a party or by which Seller may be bound under which any person or entity has a right to purchase or acquire, own or maintain any rights in, of or to any of the LP Interest;

              (c) the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby and the compliance with the provisions hereof by Seller will not (i) conflict with, result in the breach of, or constitute a default under the certificate of incorporation, bylaws or other organizational documents of Seller or any agreement or other instrument to which Seller is a party or by which the property of Seller is bound or affected,
(ii) result in the creation of any lien, security interest, charge or encumbrance upon the LP Interest, (iii) require any authorization, consent, approval, exemption or other action by, or notice to, any third party, court or other governmental or administrative body, or (iv) violate any laws, statutes, regulations, orders or judgments applicable to Seller or the LP Interest;


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              (d)  Seller is a duly organized and validly existing corporation under the laws of the State of Delaware and has the full, absolute and entire power and legal right to execute, deliver and perform this Agreement;

              (e) the execution, delivery and performance by Seller of this Agreement have been duly and validly authorized by all necessary corporate action on behalf of Seller;

              (f) this Agreement has been duly executed and delivered by Seller and constitutes the valid and binding agreement of Seller, enforceable in accordance with its terms, except as its enforceability may be limited by bankruptcy, insolvency, moratorium or other laws relating to or affecting creditors' rights generally and the exercise of judicial discretion in accordance with general equitable principles; and

              (g) Seller has been afforded the opportunity to ask questions of, and receive answers from, the management of LaBranche about the business and affairs of Purchaser, LaBranche and Newco and the terms of the Restructuring and the IPO and to obtain any additional information related thereto, to the extent available and appropriate; Purchaser, LaBranche and Newco have furnished to Seller all information which Seller considers necessary to form a decision concerning the disposition of the LP Interest; and no valid request to Purchaser, LaBranche or Newco by Seller for information of any kind about Purchaser, LaBranche and Newco and the terms of the Restructuring and the IPO has been refused or denied or remains unfulfilled as of the date hereof.

         4. PURCHASER'S AND NEWCO'S REPRESENTATIONS AND WARRANTIES. Purchaser and Newco, jointly and severally, hereby represent and warrant to Seller as follows:

              (a) Purchaser is a duly organized and validly existing limited liability company under the laws of the State of New York and Newco is a duly organized and validly existing corporation under the laws of the State of Delaware and each has the full, absolute and entire power and legal right to execute, deliver and perform this Agreement, and Newco has the full, absolute and entire power and legal right to execute, deliver and perform the Note;

              (b) the execution, delivery and performance by Purchaser and Newco of this Agreement and by Newco of the Note have been duly and validly authorized by all necessary action on behalf of Purchaser and Newco;

              (c) this Agreement has been duly executed and delivered by Purchaser and Newco and constitutes the valid and binding agreement of Purchaser and Newco, enforceable in accordance with its terms, except as its enforceability may be limited by bankruptcy, insolvency, moratorium or other laws relating to or affecting creditors' rights generally and the exercise of judicial discretion in accordance with general equitable principles;

              (d) upon its execution and delivery, the Note will constitute the valid and binding agreement of Newco, enforceable in accordance with its terms, except as its enforceability may be limited by bankruptcy, insolvency, moratorium or other laws relating to or affecting creditors' rights generally and the exercise of judicial discretion in accordance with general equitable principles; and


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              (e)  the execution, delivery and performance of this Agreement and the Note, the consummation of the transactions contemplated hereby and the compliance with the provisions hereof and the Note by Purchaser and Newco, as the case may be, will not (i) conflict with, result in the breach of, or constitute a default under the certificate of incorporation, bylaws or other organizational documents of Purchaser or Newco or any agreement or other instrument to which Purchaser or Newco is a party or by which the property of Purchaser or Newco is bound or affected, (ii) require any authorization, consent, approval, exemption or other action by or notice to any third party, court or other governmental or administrative body which has not been obtained, or (iii) violate any laws, statutes, regulations, orders or judgments applicable to Purchaser or Newco.

         5. TERMINATION OF LIMITED PARTNER STATUS. Effective upon the consummation of the transactions contemplated hereby, Seller shall cease to be a Limited Partner of LaBranche.

         6. RELEASES. Effective upon the consummation of the transactions contemplated hereby, (i) Seller hereby releases Purchaser, Newco and LaBranche, and any of their respective affiliates, partners, predecessors, administrators, successors and assigns from any and all causes of action, suits, debts, demands, covenants, contracts, agreements, damages, liabilities and claims of any nature whatsoever (collectively, "Claims") that could ever be asserted against Purchaser, Newco or LaBranche by Seller, whether presently known or unknown, accrued or unaccrued, which pertain to LaBranche or Seller's investment therein, and (ii) Purchaser, LaBranche and Newco hereby release Seller and any of its affiliates, predecessors, administrators, successors and assigns from any and all Claims that could ever be asserted against Seller by Purchaser, LaBranche or Newco, whether presently known or unknown, accrued or unaccrued, which pertain to LaBranche or Seller's investment therein. The foregoing releases are not intended to affect the obligations of the parties under this Agreement or of Newco under the Note.

         7. ENTIRE AGREEMENT. This Agreement, the Note and that certain waiver letter, dated June 11, 1999, from LaBranche to Seller state the entire agreement between the parties with respect to the subject matter hereof (other than the Partnership Agreement), and the provisions hereof may only be modified, waived or terminated by a writing signed by the party or parties to be bound thereby.

         8. GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York, without regard to the principles of conflicts of laws thereof.

         9. BINDING EFFECT. This Agreement and all the terms and conditions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

         10. FURTHER ASSURANCES. The parties hereto will execute, acknowledge and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

         11. COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one and the same instrument.


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         12.  TERMINATION. This Agreement shall terminate and be of no further force or effect in the event the Closing has not taken place by 11:59 p.m. on December 31, 1999.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                  MILL BRIDGE, INC.


                                  By: Sal Somma
                                     ------------------------------
                                     Name:  Sal Somma
                                     Title: Managing Directors

                                  LAB INVESTING CO. L.L.C.


                                  By: George M.L. LaBranche, IV
                                     ------------------------------
                                     Name:
                                     Title:

                                  LABRANCHE & CO INC.


                                  By: George M.L. LaBranche, IV
                                     ------------------------------
                                     Name:
                                     Title:

                                  For purposes of Section 6 hereof:

                                  LABRANCHE & CO.


                                  By: George M.L. LaBranche, IV
                                     ------------------------------
                                     Name:
                                     Title:


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